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                                                                     EXHIBIT 4.4


                                                                EXECUTION COPY









                         GERRITY OIL & GAS CORPORATION,
                                   as Issuer,

                                       and

                                 CHEMICAL BANK,
                                   as Trustee


                   -------------------------------------------

                                    Indenture

                            Dated as of June 30, 1994

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                   11-3/4% Senior Subordinated Notes due 2004




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          INDENTURE, dated as of June 30, 1994, between Gerrity Oil & Gas
Corporation (the "Company") and Chemical Bank, as Trustee (the "Trustee").

                              W I T N E S S E T H:

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to U.S.$100 million aggregate principal amount of the Company's 11 3/4% Senior Subordinated Notes due 2004 (the "Securities") issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

          This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                      AND THIS INDENTURE FURTHER WITNESSETH

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.

                                    ARTICLE I

                  Definitions and Incorporation by Reference

          SECTION 1.01. Definitions.

          "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its consolidated Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest (which interest precludes the net income of such other Person from being consolidated with the net income of the Company and its Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04 of this Indenture (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental


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regulation applicable to such Restricted Subsidiary; (iv) any gains or losses
(on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments may be made pursuant to clause (C) of the first paragraph of Section 4.04 of this Indenture, any amount paid or accrued as dividends on Preferred Stock of the Company (other than the Company's $12.00 Convertible Preferred Stock) or Preferred Stock of any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; (vi) any amount paid or accrued as dividends on the Company's $12.00 Convertible Preferred Stock; and (vii) all extraordinary gains and extraordinary losses; provided that, solely for the purposes of calculating the Interest Coverage Ratio (and in such case, except to the extent it is already included pursuant to clause (i) above), "Adjusted Consolidated Net Income" shall include the amount of all cash dividends received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary.

          "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depletion, depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP.

          "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means any Registrar, Paying Agent, authenticating agent or co-Registrar.

          "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

          "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary of the Company) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary of the Company or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.


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          "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by Article Five of this Indenture; provided that sales or other dispositions of hydrocarbons or other mineral products, inventory, receivables and other current assets shall not be included within the meaning of "Asset Sale".

          "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

          "Bank Agent" means the agent for the financial institutions from time to time party to the Bank Credit Agreement and any successor or successors of such agent.

          "Bank Credit Agreement" means the credit agreement dated April 2, 1993 among the Company and Banque Indosuez, for itself and as agent for a syndicate of other financial institutions, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such credit agreement or other agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced, substituted or otherwise modified from time to time, including, without limitation, replacement or substitution in its entirety with one or more agreements, agents or syndicates of financial institutions; provided, that with respect to any agreement providing for the refinancing of Indebtedness under the Bank Credit Agreement, such agreement shall be the Bank Credit Agreement under this Indenture only if a notice to that effect is delivered by the Company to the Trustee and there shall be at any time only one instrument that is (together with the aforementioned related agreements, instruments and documents) the Bank Credit Agreement under this Indenture.

          "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under this Indenture.

          "Board Resolution" means a copy of a resolution, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial bank in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now


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outstanding or issued after the date of this Indenture, including, without limitation, all Common Stock and Preferred Stock.

          "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligation" means the discounted present value of the rental obligations under such lease.

          "cash equivalents" means (i) any evidence of Indebtedness, maturing not more than 90 days after the date of issuance, issued by the United States of America or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, or
(ii) commercial paper, maturing not more than 90 days from the date of issue, which is issued by a corporation (other than an Affiliate of the Company) organized under the laws of any state of the United States of America or of the District of Columbia and rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.

          "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "Beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 40% of the total Voting Stock of the Company on a fully diluted basis; or
(ii) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such board of directors then in office.

          "Change of Control Offer" has the meaning provided in Section 4.18 of this Indenture.

          "Change of Control Payment" has the meaning provided in Section 4.18 of this Indenture.

          "Change of Control Payment Date" has the meaning provided in Section
4.18 of this Indenture.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

          "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock or substantially equivalent securities, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common stock or other securities.


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          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor

          "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depletion expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) depreciation and amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (net of any required reserve or accrual), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

          "Consolidated Interest Expense" means, for any period, the aggregate amount of (i) interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries); (ii) any amount paid or accrued as dividends on Preferred Stock of the Company or Preferred Stock of any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries;
(iii) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; and (iv) one-third of all but the principal component of all leases, excluding Capitalized Lease Obligations, paid, accrued, or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however,
(i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Securities, all as determined on a consolidated basis in conformity with GAAP.

          "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or


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annual consolidated balance sheet of the Company and its Restricted Subsidiaries
(which shall be as of a date not more than 90 days prior to the date of such computation), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

          "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 450 West 33rd Street, New York, New York 10001.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Designated Senior Indebtedness" means (i) Indebtedness and all other monetary obligations (including expenses, fees and other monetary obligations) under the Bank Credit Agreement and (ii) any other Indebtedness constituting Senior Indebtedness that, at any date of determination, has an aggregate principal amount of at least $10 million and is specifically designated by the Company in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness".

          "Event of Default" has the meaning provided in Section 6.1 of this Indenture.

          "Excess Proceeds" has the meaning provided in Section 4.10 of this Indenture.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Securities, (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles


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Board Opinion Nos. 16 and 17 and (iii) any non-recurring charges associated with the adoption, after the date of this Indenture, of Financial Accounting Standard Nos. 106 and 109.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hedging Arrangement" means any agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of oil or gas to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a patty or a beneficiary hereafter.

          "Holder" or "Securityholder" means the registered holder of any Security.

          "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person other than a Person that becomes an Unrestricted Subsidiary upon such acquisition; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements, Interest Rate Agreements and Hedging Arrangements.


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The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes.

          "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

          "Interest Coverage Ratio" means, on any Transaction Date, the ratio of
(i) the aggregate amount of Consolidated EBITDA for the four fiscal quarters for which financial information in respect thereof is available immediately prior to such Transaction Date (the "Reference Period") to (ii) the aggregate Consolidated Interest Expense during such Reference Period. In making the foregoing calculation, (A) pro forma effect shall be given to (1) any Indebtedness Incurred subsequent to the end of the Reference Period and prior to the Transaction Date (other than Indebtedness Incurred under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Reference Period), (2) any Indebtedness Incurred during such period to the extent such Indebtedness is outstanding at the Transaction Date and (3) any Indebtedness to be Incurred on the Transaction Date, in each case as if such Indebtedness had been Incurred on the first day of such Reference Period and after giving pro forma effect to the application of the proceeds thereof as if such application had occurred on such first day; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period; (C) there shall be excluded from Consolidated Interest Expense any Consolidated Interest Expense related to any amount of Indebtedness that was outstanding during such Reference Period or thereafter but that is not outstanding or is to be repaid on the Transaction Date, except for Consolidated Interest Expense accrued (as adjusted pursuant to clause (B)) during such Reference Period under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any successor revolving credit or similar arrangement) in effect on the Transaction Date; (D) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period or thereafter and prior to the Transaction Date as if they had occurred and such proceeds had been applied on the first day of such Reference Period; (E) with respect to any such Reference Period commencing prior to the date of this Indenture, the issuance of the Securities shall be deemed to have taken place on the first day of such period; and (F) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary of the Company or has been


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merged with or into the Company or any Restricted Subsidiary of the Company during such Reference Period or subsequent to such period and prior to the Transaction Date and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary of the Company as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (D) or (F) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

          "Interest Payment Date" means each semiannual interest payment date on January 15 and July 15 of each year, commencing January 15, 1995.

          "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary hereafter.

          "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" in this Section 1.01 and Section
4.04 of this Indenture, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary of the Company is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and
(ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

          "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such


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obligations are financed or sold with recourse to the Company or any Restricted
Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Offer to Purchase" means an offer to purchase Securities by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Securities validly tendered will be accepted for payment on a pro rata basis;
(ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Security not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Security purchased pursuant to the Offer to Purchase will be required to surrender the Security, together with the form entitled Option of the Holder to Elect Purchase" on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (a) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Securities pursuant to an Offer to Purchase.

          "Officer" means, with respect to the Company, the Chairman of the Board, the President, any Executive Vice President, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

          "Officers' Certificate" means a certificate signed by two Officers. Each Officers' Certificate (other than certificates provided pursuant to TIA
Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

          "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) that is not a Capitalized Lease.

          "Opinion of Counsel" means a written opinion signed by legal counsel who is acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company or the Trustee. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

          "Paying Agent" has the meaning provided in Section 2.03 of this Indenture, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

          "Payment Blockage Period" has the meaning provided in Section 10.02 of this Indenture.

          "Payment Date" shall have the meaning provided in the definition of Offer to Purchase in this Section 1.01.

          "Permitted Investment" means (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to the Company or a Restricted Subsidiary; (ii) a Temporary Cash Investment; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to employees made in the ordinary course of business in accordance with past practice of the Company or its Restricted Subsidiaries and that do not in the aggregate exceed $500,000 at any time outstanding; (v) stock, obligations or securities received in satisfaction of judgments or settlement of bona fide disputes; (vi) entry into operating agreements, joint ventures, processing agreements, farm-out arrangements, unitization agreements, partnership agreements, area of mutual interest agreements, pooling arrangements or other similar customary agreements, or transactions, properties, interests or arrangements, and investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Company's oil and gas business excluding, however, Investments in corporations; and (vii) the acquisition in the ordinary course of the Company's oil and gas business of partnership interests, working interests, royalty interests or mineral leases relating to oil and gas properties.

          "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the date of this Indenture; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03 of this Indenture, (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;
(viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;
(x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;
(xii) Liens in favor of the Company or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed to protect the Company or any of its Restricted Subsidiaries from fluctuations in the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the date of this Indenture; (xviii) Liens on or sales of receivables; (xix) Liens reserved in oil and gas leases for bonus or rental payments and for compliance with the terms of such leases; (xx) Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing of oil, gas or other hydrocarbons, unitization and pooling declaration and agreements, development agreements, operating agreements, area of mutual interest agreements, and other agreements which are customary in the Company's oil and gas business; and (xxi) Liens on, or related to, properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling development or operation thereof.

          "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of the Indenture, including, without limitation, all series and classes of such preferred or preference stock.

          "principal" of a debt security, including the Securities, means the principal amount due on the Stated Maturity as shown on such debt security.

          "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

          "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Securities, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.10 and Section
4.18 of this Indenture and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Securities as are required to be repurchased pursuant to Section 4.10 and Section 4.18 of this Indenture.

          "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Security to be redeemed, means the price at which such Security is to be redeemed pursuant to this Indenture.

          "Reference Period" shall have the meaning provided in the definition of Interest Coverage Ratio in this Section 1.01.

          "Registrar" has the meaning provided in Section 2.03 of this Indenture.

          "Regular Record Date" means, for the interest payable on any Interest Payment Date, the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Payments" has the meaning specified in Section 4.04 of this Indenture.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Securities" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Register" has the meaning provided in Section 2.03 of this Indenture.

          "Senior Indebtedness" means the following obligations of the Company, whether outstanding on the date of this Indenture or thereafter Incurred: (i) all Indebtedness and all other monetary obligations (including expenses, fees and other monetary obligations) of the Company under the Bank Credit Agreement, any Interest Rate Agreement, Currency Agreement or Hedging Arrangement and the Company's Guarantee of any Indebtedness or monetary obligation of any of its Restricted Subsidiaries under any Interest Rate Agreement, Currency Agreement or Hedging Arrangement and (ii) all other Indebtedness of the Company (other than the Securities), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Securities; provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Company that, when Incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, (b) any Indebtedness of the Company to any of its Subsidiaries or to a joint venture in which the Company has an interest, (c) any Indebtedness of the Company not permitted by Section 4.03 of this Indenture, (d) any repurchase, redemption or other obligation in respect of Redeemable Stock, (e) any Indebtedness of the Company to any employee, officer or director of the Company or any of its Subsidiaries, (f) any liability for federal, state, local or other taxes owed or owing by the Company or (g) any Trade Payables of the Company. Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of the Company and its Subsidiaries at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law or similar laws relating to insolvency.

          "Senior Subordinated Obligations" means any principal of, premium, if any, or interest on the Securities payable pursuant to the terms of the Securities or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Securities or amounts corresponding to such principal, premium, if any, or interest on the Securities.

          "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

          "Stated Maturity" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

          "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Corporation, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Corporation or Moody's Investors Service, Inc.

          "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77AAA-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06 of this Indenture.

          "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

          "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

          "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under Section 4.03 of this Indenture. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under the first paragraph of Section 4.03(a) of this Indenture and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Securities, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

          "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

          "Wholly Owned" means, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

          SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities;

          "indenture security holder" means a Holder or a Securityholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;
and

          "obligor" on the indenture securities means the Company or any other obliger on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

          (i)  a term has the meaning assigned to it;

         (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

        (iii)  "or" is not exclusive;

         (iv) words in the singular include the plural, and words in the plural include the singular;

          (v)  provisions apply to successive events and transactions;

         (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

        (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.1 of this Indenture; and

       (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                  ARTICLE II

                                The Securities

          SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. The Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby to the extent such terms and provisions apply to the Company and the Trustee, respectively.

          The definitive Securities shall be typed, printed, lithographed, or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

          SECTION 2.02. Execution, Authentication and Denominations. Two Officers shall execute the Securities for the Company by facsimile or manual signature in the name and on behalf of the Company. The seal of the Company shall be reproduced on the Securities.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee or authenticating agent authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee or an authenticating agent shall authenticate for original issue Securities in the aggregate principal amount of up to $100 million, upon a written order of the Company signed by at least one Officer; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Securities. Such order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and to whom to deliver such Securities. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth above except as provided in Sections 2.06, 2.07 and 2.08 of this Indenture.

          The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.

          SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall be in the Borough of Manhattan, the City of New York. The Company shall cause the Registrar to keep a register of the Securities and of their transfer and exchange (the "Security Register"). The Company may have one or more co-Registrars and one or more additional Paying Agents.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, excluding for purposes of this Section 2.03 any authenticating agent serving solely as an agent of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent, including without limitation, with respect to the Paying Agent, Section
7.11 hereof. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause
(i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notice and demands. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee at least 15 days prior to each Interest Payment Date and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Security Register. The Company will provide the Trustee with the names and addresses of the Holders pursuant to Section 312(a) of the TIA, provided no such list need be finished if the Trustee is the Register.

          SECTION 2.04. Paying Agent to Hold Money in Trust. Not later than each due date of the principal, premium, if any, and interest on any Securities, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities (whether such money has been paid to it by the Company or any other obliger on the Securities), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obliger on the Securities) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying

Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Securities, segregate and hold in a separate trust fund for the benefit of the Holders a sum sufficient to pay such principal, premium, if any, or interest so becoming due until such sums shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

          SECTION 2.05. Transfer and Exchange. The Securities are issuable only in registered form. A Holder may transfer a Security by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.08, 3.08 or
9.04 of this Indenture).

          The Registrar shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          SECTION 2.06. Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of the second paragraph of Section 2.07 of this Indenture are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Security. In case any such mutilated, lost, destroyed or wrongfully taken

Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

          Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

          SECTION 2.07. Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.07 as not outstanding.

     If a Security is replaced pursuant to Section 2.06 of this Indenture, it ceases to be outstanding unless and until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent (other than the Company, its Subsidiaries or an Affiliate of the Company) holds on a maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

     A Security does not cease to be outstanding because the Company or one of its Affiliates holds such Security, provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obliger upon the Securities or any Affiliate of the Company or of such other obliger shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee has actual knowledge to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obliger upon the Securities or any Affiliate of the Company or of such other obliger.

          SECTION 2.08. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 2.09. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered or delivered for transfer, exchange, payment or cancellation and shall destroy them in accordance with its normal procedure.

          SECTION 2.10. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities; and provided further that failure to use CUSIP numbers in any notice shall not affect the validity or sufficiency of such notice.

          SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.11 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                                  ARTICLE III

                                  Redemption

          SECTION 3.01. Right of Redemption. The Securities may be redeemed at the election of the Company, in whole or in part, at any time or from time to time, on or after July 15, 1999 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date for an Interest Payment Date that is on or prior to the Redemption Date to receive interest due on such Interest Payment Date), if redeemed during the 12-month period commencing July 15, of the years set forth below:


Year                                           Redemption Price
1999                                                     105.875%
2000                                                     102.938
2001 and thereafter                                      100.000

          SECTION 3.02. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.01 of this Indenture, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed.

          The Company shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

          SECTION 3.03. Selection of Securities to Be Redeemed. If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Security of $1,000 in principal amount or less shall be redeemed in part.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Securities that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Securities or portions of Securities to be called for redemption.

          SECTION 3.04. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (i)  the Redemption Date;

         (ii)  the Redemption Price;

        (iii)  the name and address of the Paying Agent;

         (iv) that Securities called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

          (v) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Securities to the Paying Agent;

         (vi) if any Security is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Security to be redeemed and that, on or promptly after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be reissued; and

        (vii) that, if any Security contains a CUSIP number as provided in
     Section 2.10 of this Indenture, no representation is being made as to the correctness of the CUSIP number either as printed on the Securities or as contained in the notice of redemption.

          At the Company's request signed by an Officer (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 60 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

          SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Securities to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest to the Redemption Date.

          Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of the Securities held by Holders to whom such notice was properly given.

          SECTION 3.06. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.04 of this Indenture) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

          SECTION 3.07. Payment of Securities Called for Redemption. If notice of redemption has been given in the manner provided above, the Securities or portion of Securities specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Securities at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Securities), such Securities shall cease to accrue interest. Upon surrender of any Security for redemption in accordance with a notice of redemption, such Security shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

          SECTION 3.08. Securities Redeemed in Part. Upon surrender of any Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of such surrendered Security.

                                  ARTICLE IV

                                   Covenants

          SECTION 4.01. Payment of Securities. The Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company, any Subsidiary of the Company, or any Affiliate of any of them, acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of
Section 2.04 of this Indenture. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent and conversion agent, if any, for the Securities.

          The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum borne by the Securities.

          SECTION 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.2 of this Indenture.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the Corporate Trust Office of the Trustee, located in the Borough of Manhattan, The City of New York as such office of the Company in accordance with Section 2.03 of this Indenture.

          SECTION 4.03. Limitation on Indebtedness. (A) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Securities); provided that the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, both of the following tests shall have been satisfied: (i) the Interest Coverage Ratio would be greater than 2.5:1; and (ii) Adjusted Consolidated Net Tangible Assets would have been equal to or greater than 150% of the aggregate Indebtedness of the Company and its Restricted Subsidiaries.

          Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

          (i) Indebtedness of the Company under the Bank Credit Agreement outstanding at any time in an aggregate principal amount not to exceed the amount outstanding under the Bank Credit Agreement on the date of this Indenture after application of the proceeds from the sale of the Securities, less any amount of Indebtedness permanently repaid as provided under Section 4.10 of this Indenture;

         (ii) Indebtedness to the Company or any of its Wholly Owned Restricted Subsidiaries; provided that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness;

        (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Securities or Indebtedness that is pari passu with, or subordinated in right of payment to, the Securities shall only be permitted under this clause (iii) if (A) in case the Securities are refinanced in part or the Indebtedness to be refinanced is pari passu with the Securities, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Securities, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Securities, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to the Securities at least to the extent that the Indebtedness to be refinanced is subordinated to the Securities and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced by means of any indebtedness of any Restricted Subsidiary of the Company pursuant to this clause (iii);

         (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business; (B) under Currency Agreements, Interest Rate Agreements and Hedging Arrangements; provided that such agreements do not increase the Indebtedness of the obliger outstanding at any time other than as a result of fluctuations in foreign currency exchange rates, interest rates or oil and gas prices or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; and

          (v) Indebtedness of the Company outstanding at any time in an aggregate principal amount not to exceed $25 million.

          (b) For purposes of determining any particular amount of Indebtedness under this Section 4.03, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

          SECTION 4.04. Limitation on Restricted Payments. So long as any of the Securities are outstanding, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Capital Stock held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) of the same class held by such holders or in options, warrants or other rights to acquire such shares of Capital Stock), (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or any Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Securities, or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03 of this Indenture or (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the date of the Indenture shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) (determined by excluding income resulting from transfers of assets received by the Company or a Restricted Subsidiary from an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the month immediately following the date of this Indenture and ending on the last day of the last fiscal quarter preceding the Transaction Date, plus

(2) the aggregate Net Cash Proceeds received by the Company after the date of this Indenture from the issuance and sale permitted by the Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Securities), plus
(3) upon the conversion into Capital Stock (other than Redeemable Stock) of Redeemable Stock or Indebtedness, the aggregate Net Cash Proceeds received by the Company after the date of this Indenture from the issuance and sale permitted by the Indenture of such Indebtedness or Redeemable Stock less the aggregate amount of interest and dividends paid on such Indebtedness and Redeemable Stock, plus (4) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company and any Restricted Subsidiary in such Unrestricted Subsidiary.

          The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the payment of annual dividends of $12.00 per share on the Company's $12.00 Convertible Preferred Stock; (iii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Securities, including premium, if any, and accrued unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of
Section 4.03 of this Indenture; (iv) the repurchase, redemption, conversion or other acquisition of Capital Stock of the Company with the proceeds of a substantially concurrent offering of, or in exchange for, shares of Capital Stock (other than Redeemable Stock) of the Company; (v) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Securities, including premium, if any, and accrued and unpaid interest, with the proceeds of a substantially concurrent offering of, or in exchange for, shares of Capital Stock of the Company (other than Redeemable Stock); (vi) payments or distributions pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Article Five of this Indenture; and (vii) Restricted Payments that do not in the aggregate exceed $1 million; provided that, except in the case of clauses (i), (iii) and (iv), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the Restricted Payment or related actions or payments.

          Each Restricted Payment permitted pursuant to the preceding paragraph and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and (iv) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.4 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Securities, or Indebtedness that is pan passu with the Securities, then the Net Cash

Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 4.4 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

          SECTION 4.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. So long as any of the Securities are outstanding, the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

          The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the date of this Indenture in the Bank Credit Agreement, the Indenture or any other agreements in effect on the date of this Indenture, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
(ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary and existing at the time of such acquisition, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this Section 4.05, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; or (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary. Nothing contained in this
Section 4.05 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.08 of this Indenture or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

          SECTION 4.06. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary, (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law, or (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary.

          SECTION 4.07. Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation. the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

          The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested (with respect to such transaction) members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (ii) any transaction between the Company and any of its Wholly Owned Restricted Subsidiaries or between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; or (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes. Notwithstanding the foregoing, any transaction covered by the first paragraph of this Section 4.07 and not covered by clauses (ii) through (iv) of this paragraph, the aggregate amount of which exceeds $1 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

          SECTION 4.08. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Securities and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Securities, prior to) the obligation or liability secured by such Lien.

          The foregoing limitation does not apply to (i) Liens existing on the date of this Indenture; (ii) Liens granted after the date of this Indenture on any assets or Capital Stock of the Company or its Restricted Subsidiaries created h favor of the Holders; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of the second paragraph of

Section 4.03 of this Indenture; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) Liens securing Senior Indebtedness under the Bank Credit Agreement and other Senior Indebtedness of the Company; or (vi) Permitted Liens.

          SECTION 4.09. Limitation on Senior Subordinated Indebtedness. The Company will not Incur any Indebtedness that is expressly made subordinate in right of payment to any Senior Indebtedness of the Company unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the Securities pursuant to provisions substantially similar to those contained in Article Ten of this Indenture; provided, that the foregoing limitation shall not apply to distinctions between categories of Senior indebtedness of the Company that exist by reason of any Liens or Guarantees (of Senior Indebtedness but not Indebtedness that is pari passu with, or subordinate in right of payment to, the Securities) arising or created in respect of some but not all of such Senior Indebtedness.

          SECTION 4.10. Limitation on Asset Sales. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the date of this Indenture in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been prepared), then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been prepared) (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries, or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within six months after the date of such agreement), in property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this
Section 4.10. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

          If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase under this
Section 4.10 totals at least $5 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Securities equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the principal amount of the Securities, plus, in each case, accrued interest (if any) to the date of purchase. To the extent that the aggregate amount of Securities tendered pursuant to such an Offer to Purchase is less than the Excess Proceeds, the balance may be used for general corporate purposes.

          SECTION 4.11. Corporate Existence. Subject to Articles Four and Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

          SECTION 4.12. Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

          SECTION 4.13. Notice of Defaults and Other Events. In the event that any Indebtedness of the Company or any Significant Subsidiary of the Company having an outstanding principal amount of $100,000 or more has been or could be declared due and payable before its maturity because of the occurrence of any event of default (i.e., following any required notice or passage of time or both) under such Indebtedness (including, without limitation, any Default or Event of Default under this Indenture), the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

          SECTION 4.14. Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.14 shall prevent the Company or any such Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Restricted Subsidiary.

          The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or such Restricted Subsidiary, as the case may be, is then conducting business.

          SECTION 4.15. Compliance Certificates. (A) The Company shall deliver to the Trustee, within 45 days after the end of each fiscal quarter (90 days after the end of the last fiscal quarter of each year), an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. In the case of the Officers' Certificate delivered within 90 days of the end of the Company's fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.15, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If they do know of such a Default or Event of Default, the certificate shall describe the nature of any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.15(a) shall be for the first fiscal quarter beginning after the execution of this Indenture. On the date of this Indenture, the Company's fiscal year end is December 31.

          (B) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph
(a) of this Section 4.15 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

          (C) Within 90 days of the end of each of the Company's fiscal years, the Company shall deliver to the Trustee a list of all Significant

Subsidiaries. The Trustee shall have no duty with respect to any such list except to keep it on file and available for inspection by the Holders.

          SECTION 4.16. Commission Reports and Reports to Holders. Whether or not the Company is required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as would be required to be filed with the Commission by the Exchange Act. The Company shall supply the Trustee and each Holder of Securities, or shall supply to the Trustee for forwarding to each Holder of Securities, without cost to such Holder, copies of such reports or other information within 15 days of the date the Company is or would have been required to file such reports or other information with the Commission.

          SECTION 4.17. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.18. Repurchase of Securities upon Change of Control. (A) In the event of a Change of Control, each Holder shall have the right to require the repurchase of its Securities by the Company in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase (the "Change of Control Payments"). Prior to the mailing of the notice to Holders provided for in the succeeding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all Indebtedness of the Company that would prohibit the repurchase of the Securities pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Securities as provided for in the succeeding paragraph. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to this Section 4.18.

          (B) Within 30 days of the Change of Control, the Company shall mail a notice to the Trustee and each Holder stating:

          (i) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this Section 4.18 and that all Securities validly tendered will be accepted for payment;

         (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change Control Payment Date");

        (iii) that any Security not tendered will continue to accrue interest pursuant to its terms;

         (iv) that, unless the Company defaults in the payment of the Change of Control Payment, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

          (v) that Holders electing to have any Security or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date;

         (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

        (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

          (C)  On the Change of Control Payment Date, the Company shall:

          (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer;

         (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and

        (iii) deliver, or cause to be delivered, to the Trustee for cancellation, all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company.

          The Paying Agent shall promptly mail, to the Holders of Securities so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

          The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.18, the Trustee shall act as Paying Agent.

          (D) The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control occurs and the Company is required to repurchase Securities under this
Section 4.18.

                                    ARTICLE V

                              Successor Corporation

          SECTION 5.01. When Company May Merge, Etc. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of an or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the shareholders of the Company) or permit any Person to merge with or into the Company unless:

          (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Securities and under this Indenture;

         (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

        (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Securities, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

         (iv) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming successor obligor of the Securities, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03 of this Indenture; and

          (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)); provided that the Trustee shall have no duty to monitor compliance therewith or liability for failure to do so and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

          SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with
Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

                                   ARTICLE VI

                             Default and Remedies

          SECTION 6.01. Events of Default. An "Event of Default" shall occur with respect to the Securities if:

          (A) the Company defaults in the payment of the principal of (or premium, if any, on) any Security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

          (B) the Company defaults in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

          (C) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Securities and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities;

          (D) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (E) any final judgment or order (not covered by insurance) for the payment of money in excess of $2 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $2 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (F) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

          (G) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

          SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 of this Indenture that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Securities to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause
(d) of Section 6.01 of this Indenture has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (d) of
Section 6.01 of this Indenture shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (0 or (g) of Section 6.01 of this Indenture occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          The Holders of at least a majority in principal amount of the outstanding Securities by written notice to the Company and to the Trustee may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any Judgment or decree of a court of competent jurisdiction.

          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

          SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02 of this Indenture, the Holders of at least a majority in principal amount of the outstanding Securities, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Security as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Securities pursuant to this Section 6.05.

          SECTION 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

       (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

      (ii) the Holders of at least 25% in aggregate principal amount of outstanding Securities shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (iii) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

      (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

       (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities have not given the Trustee a direction that is inconsistent with such written request.

          For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Securities have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Securities or otherwise under the law.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of, premium, if any, or interest on, such Security or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

          SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a) or (b) of
Section 6.01 of this Indenture occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Securities for the whole amount of principal, premium, if any and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including all amounts due the Trustee under Section 7.06.

          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.06 of this Indenture) and the Holders allowed in any judicial proceedings relative to the Company (or any other obliger of the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.06 of this Indenture. To the extent that such payment of reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel out of the estate in any such judicial proceeding shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid our of, any and all dividends, distributions, monies, securities and other property that the Holders may be entitled to receive in such judicial proceedings, whether in liquidation or under any plan of reorganization, arrangement or otherwise. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.06 of this
     Indenture:

          Second: Subject to Article Ten, to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

          Third: to the Company or any other obligors of the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

          SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.06 of this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to tune, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                   ARTICLE VII

                                     Trustee

          SECTION 7.01. Rights of Trustee. Subject to TIA Sections 315(a) through (d):

       (i) the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

      (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to
     Section 11.04 of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

     (iii) the Trustee may act through its attorneys and agents and shell not be responsible for the misconduct or negligence of any agent appointed with due care;

      (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

       (v) the Trustee or Paying Agent shall not be liable for interest on any money recovered by it except as the Trustee or Paying Agent may agree in writing with the Company. Money held in trust by the Trustee or Paying Agent need not be segregated from other funds except to the extent required by law; and

      (vi) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or bad faith.

          SECTION 7.02. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

          SECTION 7.03. Trustee's Disclaimer. Neither the Trustee nor any of its agents (i) makes any representation as to the validity or adequacy of this Indenture or the Securities, (ii) shall be accountable for the Company's use or application of the proceeds from the Securities and (iii) shall be responsible for any statement in the Securities other than its certificate of authentication.

          SECTION 7.04. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mall to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

          The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 4.01, 6.01(a) or 6.10(b) of this Indenture or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge, and such notification shall not be deemed to include receipt of information obtained in any report or other documents furnished under
Section 4.16 of this Indenture, which reports and documents the Trustee shall have no duty to examine.

          SECTION 7.05. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 1995, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such May 15, if required by TIA Section 313(a).

          SECTION 7.06. Compensation and Indemnity. The Company shall pay to the Trustee such reasonable compensation as shall be agreed upon for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Securities, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Securities. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Company need not pay for any settlements made without its consent; provided that such consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

          To secure the Company's payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Securities.

          If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (f) or (g) of Section 6.10 of this Indenture, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

          SECTION 7.07. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.07.

          The Trustee may resign by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if:

       (i)  the Trustee fails to comply with Section 7.09 of this Indenture;

      (ii)  the Trustee is adjudged a bankrupt or an insolvent;

     (iii) a receiver or other public officer takes charge of the Trustee or its property; or

      (iv)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.07 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section
7.06 of this Indenture, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If the Trustee fails to comply with Section 7.09 of this Indenture, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company's obligations under Section 7.06 of this Indenture shall continue for the benefit of the retiring Trustee.

          SECTION 7.08. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

          SECTION 7.09. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

          SECTION 7.10. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          SECTION 7.11. Withholding Taxes. The Trustee, as Paying Agent for the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Securities any and all withholding taxes applicable thereto as required by law. The Trustee, as Paying Agent for the Company, agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Securities, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the holders of the Securities, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each holder of a Security appropriate documentation showing the payment thereof, together with such additional documentary evidence as such holders may reasonably request from time to time.

                                 ARTICLE VIII

                            Discharge of Indenture

          SECTION 8.01. Termination of Company's Obligations. Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Securities and this Indenture if:

       (i) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities that have been replaced or Securities that are paid pursuant to Section 4.01 of this Indenture or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05 of this Indenture) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

      (ii) (A) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if any, and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

          With respect to the foregoing clause (i), the Company's obligations under Section 7.06 of this Indenture shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.11, 4.01, 4.02, 7.06, 7.07, 8.04, 8.05, 8.06 and Article Ten (with respect to payments in respect of Senior Subordinated Obligations other than with the assets held in trust with the Trustee as described in the foregoing clause (ii)) shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.06, 8.05 and 8.06 of this Indenture shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

          SECTION 8.02. Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities on the 91st day after the date of the deposit referred to in clause (A) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Securities (except for, among other matters, certain obligations to register the transfer or exchange of the Securities, to replace stolen, lost or mutilated Securities, to maintain paying agencies and to hold monies for payment in trust), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders to receive payments of principal thereof, premium, if any, thereon and interest thereon, (iv) the Company's obligations under Section 4.02 of this Indenture, (v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

          (A) with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09 of this Indenture) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount,
     (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Securities at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

          (B) the Company shall have delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the date of this Indenture such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 91 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust fund will not be subject to the effect of
     Section 547 of the United States Bankruptcy Code;

          (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a parer or by which the Company or any of its Subsidiaries is bound;

          (D) the Company is not prohibited from making payments in respect of the Securities by the provisions of Article Ten of this Indenture;

          (E) if at such time the Securities are listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securities will not be delisted as a result of such deposit, defeasance and discharge; and

          (F) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

          Notwithstanding the foregoing, prior to the end of the 91-day period referred to in clause (B)(2) of this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 91-day period with respect to this Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.11, 4.01, 4.02, 7.06, 7.07, 8.05 and
8.6 of this Indenture shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.06, 8.05 and 8.06 of this Indenture shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (B)(1) of this
Section 8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01 of this Indenture, then the Company's obligations under such Section 4.01 of this Indenture shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

          After any such irrevocable deposit (and the lapse of 91 days if applicable), the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations in the immediately preceding paragraph.

          SECTION 8.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clauses (iii) and
(iv) of Section 5.01 and Sections 4.03 through 4.16 and 4.18 of this Indenture, clause (c) of Section 6.01 of this Indenture with respect to clauses (iii) and
(iv) of Section 5.01 and Sections 4.03 through 4.17 and 4.19 of this Indenture, and clauses (d) and (e) of Section 6.01 of this Indenture shall be deemed not to be Events of Default, and the provisions described under Article Ten of this Indenture shall not apply to the money and/or U.S. Government Obligations held by the trust referred to in clause (i) below, in each case with respect to the outstanding Securities if:

       (i) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09 of this Indenture) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Securities on the Stated Maturity of such payments; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

      (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and is permitted by Article Ten;

     (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

      (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders have a valid first-priority security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 91 following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an Insider for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code in a case commenced by or against the Company under such statute;

       (v) in the event that the Securities are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Securities to be delisted; and

      (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section
     8.03 have been complied with.

          SECTION 8.04. Application of Trust Money. Subject to Section 8.05 and
8.06 of this Indenture, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or
8.03 of this Indenture, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Securities and this Indenture to the payment of principal of, premium, if any, and interest on the Securities; but such money need not be segregated from other funds except to the extent required by law.

          SECTION 8.05. Repayment to Company. Subject to Sections 7.06, 8.01,
8.02 and 8.03 of this Indenture, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03 of this Indenture, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03 of this Indenture, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03 of this Indenture, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE IX

                      Amendments, Supplements and Waivers

          SECTION 9.01. Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:

     (a)  to cure any ambiguity, defect or inconsistency;

     (b)  to comply with Article Five of this Indenture;

Holder.

     (c) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Try;

     (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

     (e) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

     (f) to make any change that does not adversely affect the rights of any Holder.

          SECTION 9.02. With Consent of Holders. Subject to Sections 6.04 and
6.07 of this Indenture and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Securities with the written consent of the Holders of not less than a majority in principal amount of the Securities then outstanding, and the Holders of a majority in principal amount of the Securities then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities.

          Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04 of this Indenture, may not:

       (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or adversely affect any right of repayment at the option of any Holder of any Security, or change any place of payment where, or the currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

      (ii) reduce the percentage or aggregate principal amount of outstanding Securities the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture;

     (iii) modify any of the provisions of Article Ten of this Indenture in a manner adverse to the Holders;

      (iv) waive a Default in the payment of principal of, premium, if any, or interest on, any Security; or

       (v) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Securities or such later date as specified therein.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such Consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (v) of Section 9.02 of this Indenture. In case of an amendment or waiver of the type described in clauses (i) through (v) of Section 9.02 of this Indenture, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.

          SECTION 9.04. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

          SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                   ARTICLE X

                          Subordination of Securities

          SECTION 10.01. Securities Subordinated to Senior Indebtedness. The Company and the Trustee each covenants and agrees and each Holder, by its acceptance of a Security, likewise covenants and agrees that all Securities shall be issued subject to the provisions of this Article Ten; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that Senior Subordinated Obligations shall, to the extent and in the manner set forth in this Article Ten, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all amounts payable under Senior Indebtedness, including, without limitation, the Company's obligations under the Bank Credit Agreement (including any interest accruing subsequent to an event specified in Sections 6.01(f) and 6.01(g) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy
Code).

          SECTION 10.02. No Payment on Securities in Certain Circumstances. (a) No direct or indirect payment by or on behalf of the Company of Senior Subordinated Obligations, whether pursuant to the terms of the Securities or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness.

          (b) During the continuance of any other event of default with respect to (i) the Bank Credit Agreement pursuant to which the maturity thereof may be accelerated and (a) upon receipt by the Trustee of written notice from the Bank Agent or (b) if such event of default under the Bank Credit Agreement results from the acceleration of the Securities, from and after the date of such acceleration, no payment of Senior Subordinated Obligations may be made by or on behalf of the Company upon or in respect of the Securities for a period (a "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the Bank Agent or by repayment in full in cash or cash equivalents of such Senior Indebtedness or such event of default has been cured or waived) or (ii) any other Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such other Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such other Designated Senior Indebtedness then outstanding), no payment of Senior Subordinated Obligations may be made by or on behalf of the Company upon or in respect of the Securities for a Payment Blockage Period commencing on the date of receipt of such notice and ending 119 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee of, or other representatives for, such holders or by repayment in full in cash or cash equivalents of such Designated Senior Indebtedness or such event of default has been cured or waived). Not more than one Payment Blockage Period pursuant to this Section 10.02(b) may be commenced with respect to the Securities during any period of 360 consecutive days; provided that, subject to the limitations set forth in the next sentence, the commencement of a

Payment Blockage Period by the representatives for, or the holders of, Designated Senior Indebtedness, other than under the Bank Credit Agreement or under clause (i)(b) of this Section 10.02(b), shall not bar the commencement of another Payment Blockage Period by the Bank Agent within such period of 360 consecutive days. Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. For all purposes of this Section 10.02(b), no event of default (other than an event of default pursuant to the financial maintenance covenants under the Bank Credit Agreement) that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

          (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a) or 10.02(b) of this Indenture, the Trustee shall promptly notify the holders of Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been made, the holders of the Senior Indebtedness (or their representative or representatives or a trustee), within 30 days of receipt of such notice from the Trustee, notify the Trustee of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness and any excess above such amounts due and owing on Senior Indebtedness shall be paid to the Company.

          SECTION 10.03. Payment Over of Proceeds Upon Dissolution, Etc. (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event specified in Sections 6.01(f) and 6.01(g) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy
Code) shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee on behalf of the Holders shall be entitled to receive any payment by the Company on account of Senior Subordinated Obligations, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company of any Senior Subordinated Obligations upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the

Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled, but for the provisions of this Article Ten, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the Holders or the Trustee if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives, or to any trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

          (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 10.03(a) of this Indenture and before all obligations in respect of Senior Indebtedness are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rota to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their representatives, or to the trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (d) For purposes of this Section 10.03, the words "cash, property or securities" shall not be deemed to include, so long as the effect of this clause is not to cause the Securities to be treated in any case or proceeding or similar event described in this Section 10.03 as part of the same class of claims as the Senior Indebtedness or any class of claims part passe with, or senior to, the Senior Indebtedness for any payment or distribution, securities of the Company or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Securities are subordinated, to the payment of all Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (2) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article Five of this Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 10.03 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply with the conditions stated in Article Five of this Indenture.

          SECTION 10.04. Subrogation. (a) Upon the payment in full of all Senior Indebtedness in cash or cash equivalents, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Ten, and no payment pursuant to the provisions of this Article Ten to the holders of Senior Indebtedness by Holders or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Ten are intended solely for the purpose of deferring the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied pursuant to the provisions of this Article Ten, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Indebtedness of such holders.

          SECTION 10.05. Obligations of Company Unconditional. (a) Nothing contained in this Article Ten or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Ten of the holders of the Senior Indebtedness.

          (b) Without limiting the generality of the foregoing, nothing contained in this Article Ten will restrict the right of the Trustee or the Holders to take any action to declare the Securities to be due and payable prior to their Stated Maturity pursuant to Section 6.01 of this Indenture or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee on their behalf are entitled to receive any direct or indirect payment from the Company of Senior Subordinated Obligations.

          SECTION 10.06. Notice to Trustee. (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Ten. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 10.06 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Securities prior to such application. Nothing contained in this Section 10.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article Ten. The foregoing shall not apply if the Paying Agent is the Company. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

          (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 10.07. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article Ten, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

          SECTION 10.08. Trustee's Relation to Senior Indebtedness. (a) The Trustee and any Paying Agent shall be enticed to all the rights set forth in this Article Ten with respect to any Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten (including those duties specified in Sections 10.02(c) and 10.03(c)), and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise.

          SECTION 10.09. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided in this Article Ten will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Ten are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

          SECTION 10.10. Holders Authorize Trustee to Effectuate Subordination of Securities. Each Holder by his acceptance of any Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of its Securities in the form required in those proceedings. If the Trustee does not file a proper claim or proof of indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Holders.

          SECTION 10.11. Not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

          SECTION 10.12. Trustee's Compensation Not Prejudiced. Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to Section
7.06 or other sections of this Indenture.

          SECTION 10.13. No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 10.09 of this Indenture, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without responsibility to the Holders and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any investment evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

          SECTION 10.14. Payments May Be Paid Prior to Dissolution. Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 10.02 or 10.03 of this Indenture, from making payments of principal of, premium, if any, and interest on the Securities, or from depositing with the Trustee any money for such payments, or (ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Securities to the holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in
Section 10.02(b) of this Indenture (or there shall have been an acceleration of the Securities prior to such application) or in Section 10.06 of this Indenture. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

          SECTION 10.15. Consent of Holders of Senior Indebtedness Under the Bank Credit Agreement. The provisions of this Article Ten (including the definitions contained in this Article Ten and references to this Article Ten contained in this Indenture) shall not be amended in a manner that would adversely affect the rights of the holders of Senior Indebtedness under the Bank Credit Agreement, and no such amendment shall become effective unless the holders of Senior Indebtedness under the Bank Credit Agreement shall have consented (in accordance with the provisions of the Bank Credit Agreement) to such amendment. The Trustee shall be entitled to receive and rely on an Officers' Certificate stating that such consent has been given.

                                   ARTICLE XI

                                  Miscellaneous

                 SECTION 11.01. Trust Indenture Act of 1939. This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                 SECTION 11.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

                 if to the Company:

                          Gerrity Oil & Gas Corporation
                          4100 East Mississippi Avenue, Suite 1200
                          Denver, Colorado 80222
                          Attention: The Secretary

                 if to the Trustee:

                          Chemical Bank
                          450 West 33rd Street, 15th Floor
                          New York, New York 10001
                          Attention: Corporate Trust Administration

                 The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication mailed to a Holder shall be mailed to him at his address as it appears on the Security Register by first class mail and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

                 Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

                 SECTION 11.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                 (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

                 SECTION 11.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture shall include:

              (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

             (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

            (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinions to whether or not such covenant or condition has been complied with; and

             (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with, and such other opinions as the Trustee may reasonably request; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                 SECTION 11.05. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

                 SECTION 11.06. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Change of Control Payment Date, Stated Maturity or date of maturity of any Security shall not be a Business Day at any place of payment, then payment of principal of, premium, if any, or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date, or at the Stated Maturity or date of maturity of such Security; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date, Stated Maturity or date of maturity, as the case may be.

                 SECTION 11.07. Governing Law. The laws of the State of New York shall govern this Indenture and the Securities. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Securities.

                 SECTION 11.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                 SECTION 11.09. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the

Securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Securities, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future shareholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

                 SECTION 11.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

                 SECTION 11.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                 SECTION 11.12. Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 SECTION 11.13. Table of Contents, Headings. Etc. The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.
                                ---------------

                                  SIGNATURES

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


GERRITY OIL &: GAS CORPORATION, as
  Issuer

         By:     /s/ Stephen Nicholson
                 -------------------------
         Name:   Stephen Nicholson
         Title:  Vice President, Chief
                    Financial Officer

CHEMICAL BANK, as Trustee

         By:     /s/ John Generale
                 -------------------------
         Name:   John Generale
         Title:  Vice President

                                                                       EXHIBIT A

                                 (FACE OF NOTE)

                          GERRITY OIL & GAS CORPORATION

                    11 3/4% Senior Subordinated Note due 2004

No. R-1                                                             $100,000,000

                 GERRITY OIL & GAS CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation), under the Indenture hereinafter referred to, for value received, promises to pay to _________, or its registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000), on July 15, 2004.

                 Interest Payment Date: January 15 and July 15, commencing January 15, 1995.

                 Regular Record Dates: January 1 and July 1.

                 Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date: June 30, 1994                        GERRITY OIL & GAS CORPORATION


By
         Title:




         Title:

(Form of Trustee's Certificate of Authentication)

This is one of the 11 3/4% Senior Subordinated Notes due 2004 described in the within-mentioned Indenture.

CHEMICAL BANK, as Trustee

By:
                 Authorized Officer

                             (REVERSE SIDE OF NOTES)

                          GERRITY OIL & GAS CORPORATION

                    11 3/4% Senior Subordinated Note due 2004

XII  Principal and Interest.

                 The Company will pay the principal of this Note on July 15, 2004.

                 The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

                 Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the January 1 or July 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing January 15, 1995. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 30, 1994; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30 day months.

                 The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at the rate of 11 3/4% per annum.

XIII  Method of Payment.

                 The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each January 15 and July 15 to the persons who are Holders (as reflected in the Security Register at the close of business on the January 1 and July 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after July 15, 2004. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

XIV  Paying Agent and Registrar.

                 Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

XV  Indenture: Limitations.

                 The Company issued the Notes under an Indenture dated as of June 30, 1994 (the "Indenture"), between the Company and Chemical Bank, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

                 The Notes are unsecured senior subordinated obligations of the Company. The demure limits the original aggregate principal amount of the Notes to $100 million.

XVI  Optional Redemption.

                 The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after July 15, 1999 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date for an Interest Payment Date that is on or prior to the Redemption Date to receive interest due on such Interest Payment Date), if redeemed during the 12-month period commencing July 15, of the years set forth below:

                                                    Redemption
Year                                                   Price

1999  . . . . . . . . . . . . . . . . . . . . . .   105.875%
2000  . . . . . . . . . . . . . . . . . . . . . .   102.938%

2001 and thereafter . . . . . . . . . . . . . . .   100.000%


XVII Repurchase upon Change of Control.

                 Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the Change of Control Payments).

                 A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part so long as $1,000 denominations or integral multiples thereof remain outstanding. On and after the Change of Control Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

XVIII  Denominations: Transfer: Exchange.

                 The Notes are in registered form without coupons in denominations of $1,000 of principal amount and multiples in $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

XIX  Persons Deemed Owners.

                 A Holder shall be treated as the owner of a Note for all purposes.

XX  Unclaimed Money.

                 If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

XXI  Discharge Prior to Redemption or Maturity.

                 If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity and certain other conditions are satisfied, the Company will be discharged from certain covenants set forth in the Indenture.

XXII  Amendment: Supplement; Waiver.

                 Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

XXIII  Restrictive Covenants.

                 The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, pay dividends and make other restricted payments, engage in transactions with shareholders and Affiliates, create Liens, sell assets, engage in mergers and consolidations and make Investments in Unrestricted Subsidiaries. Within 45 days after the end of each fiscal quarter, (90 days after the end of the last fiscal quarter of each year), the Company must report to the Trustee on compliance with such limitations.

XXIV  Successor Persons.

                 When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

XXV  Defaults and Remedies.

                 An Event of Default is: a default in payment of principal on the Notes; default in the payment of interest on the Notes for 30 days; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture; certain events of bankruptcy or insolvency of the Company and/or one or more of its Significant Subsidiaries; certain final judgments which remain undischarged; and certain events of default on other Indebtedness of the Company and/or one or more of its Significant Subsidiaries.

                 If art Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may, and the Trustee at the request of such Holders shall, declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

XXVI  Subordination.

                 The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior Indebtedness.

XXVII  Trustee Dealings with Company.

                 The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

XXVIII  No Recourse Against Others.

                 No incorporator or any past, present or future shareholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability; The waiver and release are part of the consideration for the issuance of the Notes.

XXIX  Authentication.

                 This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

XXX  Abbreviations.

                 Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/MIA (= Uniform Gifts to Minors
Act).

                 The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Gerrity Oil & Gas Corporation, 4100 East Mississippi Avenue, Suite 1200, Denver, Colorado 80222, Attention: Investor Relations.

I or we assign and transfer this Note to:
                                                       Please insert social
                                                       security or other
                                                       identifying number of
                                                       assignee






             Print or type name, address and zip code or assignee

and irrevocably appoint
                                  , as agent,

to transfer this Note on the books of the Company.

The agent may substitute another to act for him.

Dated

Signed
          (Sign exactly as name appears on the other side of this Note)

                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you wish to have this Note purchased by the Company pursuant to Section 4.10 or 4.18 of the Indenture, check the Box: [ ].

                 If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or 4.18 of the Indenture, state the amount (in original principal amount):

                    $_____________________________________.


Date:


Your Signature:
                 (Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:

                                TABLE OF CONTENTS

                                                                           Page
                                   ARTICLE I

                  Definitions and Incorporation by Reference  . . . . . . .  1

 SECTION 1.01.   Definitions  . . . . . . . . . . . . . . . . . . . . . . .  1
 SECTION 1.02.   Incorporation by Reference of Trust Indenture Act  . . .   18
 SECTION 1.03.   Rules of Construction  . . . . . . . . . . . . . . . . .   18

                                  ARTICLE II

                                The Securities  . . . . . . . . . . . . .   18

 SECTION 2.01.   Form and Dating  . . . . . . . . . . . . . . . . . . . .   18
 SECTION 2.02.   Execution, Authentication and Denominations  . . . . . .   19
 SECTION 2.03.   Registrar and Paying Agent . . . . . . . . . . . . . . .   20
 SECTION 2.04.   Paying Agent to Hold Money in Trust  . . . . . . . . . .   20
 SECTION 2.05.   Transfer and Exchange  . . . . . . . . . . . . . . . . .   21
 SECTION 2.06.   Replacement Securities . . . . . . . . . . . . . . . . .   21
 SECTION 2.07.   Outstanding Securities . . . . . . . . . . . . . . . . .   22
 SECTION 2.08.   Temporary Securities . . . . . . . . . . . . . . . . . .   22
 SECTION 2.09.   Cancellation . . . . . . . . . . . . . . . . . . . . . .   23
 SECTION 2.10.   CUSIP Numbers  . . . . . . . . . . . . . . . . . . . . .   23
 SECTION 2.11.   Defaulted Interest . . . . . . . . . . . . . . . . . . .   23

                                  ARTICLE III

                                  Redemption  . . . . . . . . . . . . . .   23

 SECTION 3.01.   Right of Redemption  . . . . . . . . . . . . . . . . . .   23
 SECTION 3.02.   Notices to Trustee . . . . . . . . . . . . . . . . . . .   23
 SECTION 3.03.   Selection of Securities to Be Redeemed . . . . . . . . .   24
 SECTION 3.04.   Notice of Redemption . . . . . . . . . . . . . . . . . .   24
 SECTION 3.05.   Effect of Notice of Redemption . . . . . . . . . . . . .   25
 SECTION 3.06.   Deposit of Redemption Price  . . . . . . . . . . . . . .   25
 SECTION 3.07.   Payment of Securities Called for Redemption  . . . . . .   25
 SECTION 3.08.   Securities Redeemed in Part  . . . . . . . . . . . . . .   25

                                  ARTICLE IV

                                   Covenants  . . . . . . . . . . . . . .   26

 SECTION 4.01.   Payment of Securities  . . . . . . . . . . . . . . . . .   26
 SECTION 4.02.   Maintenance of Office or Agency  . . . . . . . . . . . .   26
 SECTION 4.03.   Limitation on Indebtedness . . . . . . . . . . . . . . .   26
 SECTION 4.04.   Limitation on Restricted Payments  . . . . . . . . . . .   28
 SECTION 4.05.   Limitation on Dividend and Other Payment Restrictions
                   Affecting Restricted Subsidiaries  . . . . . . . . . .   30
 SECTION 4.06.   Limitation on the Issuance and Sale of Capital Stock of
                   Restricted Subsidiaries  . . . . . . . . . . . . . . .   30
 SECTION 4.07.   Limitation on Transactions with Shareholders
                   and Affiliates . . . . . . . . . . . . . . . . . . . . . 31
 SECTION 4.08.   Limitation on Liens  . . . . . . . . . . . . . . . . . .   31
 SECTION 4.09.   Limitation on Senior Subordinated Indebtedness . . . . .   32
 SECTION 4.10.   Limitation on Asset Sales  . . . . . . . . . . . . . . .   32
 SECTION 4.11.   Corporate Existence  . . . . . . . . . . . . . . . . . .   33


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
 SECTION 4.12.   Payment of Taxes and Other Claims  . . . . . . . . . . .   33
 SECTION 4.13.   Notice of Defaults and Other Events  . . . . . . . . . .   33
 SECTION 4.14.   Maintenance of Properties and Insurance  . . . . . . . .   33
 SECTION 4.15.   Compliance Certificates  . . . . . . . . . . . . . . . .   34
 SECTION 4.16.   Commission Reports and Reports to Holders  . . . . . . .   35
 SECTION 4.17.   Waiver of Stay, Extension or Usury Laws  . . . . . . . .   35
 SECTION 4.18.   Repurchase of Securities upon Change of Control  . . . .   35

                                   ARTICLE V

                             Successor Corporation  . . . . . . . . . . .   37

 SECTION 5.01.   When Company May Merge, Etc. . . . . . . . . . . . . . .   37
 SECTION 5.02.   Successor Substituted  . . . . . . . . . . . . . . . . .   38

                                  ARTICLE VI

                             Default and Remedies   . . . . . . . . . . .   38

 SECTION 6.01.   Events of Default  . . . . . . . . . . . . . . . . . . .   38
 SECTION 6.02.   Acceleration . . . . . . . . . . . . . . . . . . . . . .   39
 SECTION 6.03.   Other Remedies . . . . . . . . . . . . . . . . . . . . .   39
 SECTION 6.04.   Waiver of Past Defaults  . . . . . . . . . . . . . . . .   40
 SECTION 6.05.   Control by Majority  . . . . . . . . . . . . . . . . . .   40
 SECTION 6.06.   Limitation on Suits  . . . . . . . . . . . . . . . . . .   40
 SECTION 6.07.   Rights of Holders to Receive Payment . . . . . . . . . .   41
 SECTION 6.08.   Collection Suit by Trustee . . . . . . . . . . . . . . .   41
 SECTION 6.09.   Trustee May File Proofs of Claim . . . . . . . . . . . .   41
 SECTION 6.10.   Priorities . . . . . . . . . . . . . . . . . . . . . . .   42
 SECTION 6.11.   Undertaking for Costs  . . . . . . . . . . . . . . . . .   42
 SECTION 6.12.   Restoration of Rights and Remedies . . . . . . . . . . .   42
 SECTION 6.13.   Rights and Remedies Cumulative . . . . . . . . . . . . .   42
 SECTION 6.14.   Delay or Omission Not Waiver . . . . . . . . . . . . . .   42

                                  ARTICLE VII

                                    Trustee . . . . . . . . . . . . . . .   43

 SECTION 7.01.   Rights of Trustee  . . . . . . . . . . . . . . . . . . .   43
 SECTION 7.02.   Individual Rights of Trustee . . . . . . . . . . . . . .   43
 SECTION 7.03.   Trustee's Disclaimer . . . . . . . . . . . . . . . . . .   43
 SECTION 7.04.   Notice of Default  . . . . . . . . . . . . . . . . . . .   44
 SECTION 7.05.   Reports by Trustee to Holders  . . . . . . . . . . . . .   44
 SECTION 7.06.   Compensation and Indemnity . . . . . . . . . . . . . . .   44
 SECTION 7.07.   Replacement of Trustee . . . . . . . . . . . . . . . . .   45
 SECTION 7.08.   Successor Trustee by Merger, Etc.  . . . . . . . . . . .   46
 SECTION 7.09.   Eligibility  . . . . . . . . . . . . . . . . . . . . . .   46
 SECTION 7.10.   Money Held in Trust  . . . . . . . . . . . . . . . . . .   46
 SECTION 7.11.   Withholding Taxes  . . . . . . . . . . . . . . . . . . .   46

                                 ARTICLE VIII

                            Discharge of Indenture  . . . . . . . . . . .   46

 SECTION 8.01.   Termination of Company's Obligations . . . . . . . . . .   46
 SECTION 8.02.   Defeasance and Discharge of Indenture  . . . . . . . . .   47
 SECTION 8.03.   Defeasance of Certain Obligations  . . . . . . . . . . .   49

 SECTION 8.04.   Application of Trust Money . . . . . . . . . . . . . . .   50
 SECTION 8.05.   Repayment to Company . . . . . . . . . . . . . . . . . .   50
 SECTION 8.06.   Reinstatement  . . . . . . . . . . . . . . . . . . . . .   51

                                  ARTICLE IX

                      Amendments, Supplements and Waivers . . . . . . . .   51

 SECTION 9.01.   Without Consent of Holders . . . . . . . . . . . . . . .   51
 SECTION 9.02.   With Consent of Holders  . . . . . . . . . . . . . . . .   52
 SECTION 9.03.   Revocation and Effect of Consent . . . . . . . . . . . .   52
 SECTION 9.04.   Notation on or Exchange of Securities  . . . . . . . . .   53
 SECTION 9.05.   Trustee to Sign Amendments, Etc. . . . . . . . . . . . .   53
 SECTION 9.06.   Conformity with Trust Indenture Act  . . . . . . . . . .   53

                                   ARTICLE X

                          Subordination of Securities . . . . . . . . . .   54

 SECTION 10.01.  Securities Subordinated to Senior Indebtedness . . . . .   54
 SECTION 10.02.  No Payment on Securities in Certain Circumstances  . . .   54
 SECTION 10.03.  Payment Over of Proceeds Upon Dissolution, Etc.  . . . .   55
 SECTION 10.04.  Subrogation  . . . . . . . . . . . . . . . . . . . . . .   57
 SECTION 10.05.  Obligations of Company Unconditional  . . . . . . . . . .   57
 SECTION 10.06.  Notice to Trustee  . . . . . . . . . . . . . . . . . . .   58
 SECTION 10.07.  Reliance on Judicial Order or Certificate of Liquidating
                   Agent  . . . . . . . . . . . . . . . . . . . . . . . .   59
 SECTION 10.08.  Trustee's Relation to Senior Indebtedness  . . . . . . .   59
 SECTION 10.09.  Subordination Rights Not Impaired by Acts or Omissions of
                   the Company or Holders of Senior Indebtedness  . . . .   59
 SECTION 10.10.  Holders Authorize Trustee to Effectuate Subordination of
                 Securities . . . . . . . . . . . . . . . . . . . . . . .   59
 SECTION 10.11.  Not to Prevent Events of Default . . . . . . . . . . . .   60
 SECTION 10.12.  Trustee's Compensation Not Prejudiced  . . . . . . . . .   60
 SECTION 10.13.  No Waiver of Subordination Provisions  . . . . . . . . .   60
 SECTION 10.14.  Payments May Be Paid Prior to Dissolution . . . . . . . .   60
 SECTION 10.15.  Consent of Holders of Senior Indebtedness Under the Bank
                   Credit Agreement . . . . . . . . . . . . . . . . . . .   60

                                  ARTICLE XI

                                 Miscellaneous  . . . . . . . . . . . . .   61

 SECTION 11.01.  Trust Indenture Act of 1939  . . . . . . . . . . . . . .   61
 SECTION 11.02.  Notices  . . . . . . . . . . . . . . . . . . . . . . . .   61
 SECTION 11.03.  Certificate and Opinion as to Conditions Precedent . . .   61
 SECTION 11.04.  Statements Required in Certificate or Opinion  . . . . .   62
 SECTION 11.05.  Rules by Trustee, Paying Agent or Registrar  . . . . . .   62
 SECTION 11.06.  Payment Date Other Than a Business Day . . . . . . . . .   62
 SECTION 11.07.  Governing Law  . . . . . . . . . . . . . . . . . . . . .   62
 SECTION 11.08.  No Adverse Interpretation of Other Agreements  . . . . .   62
 SECTION 11.09.  No Recourse Against Others . . . . . . . . . . . . . . .   62
 SECTION 11.10.  Successors . . . . . . . . . . . . . . . . . . . . . . .   63
 SECTION 11.11.  Duplicate Originals  . . . . . . . . . . . . . . . . . .   63

 SECTION 11.12.  Separability . . . . . . . . . . . . . . . . . . . . . .   63
 SECTION 11.13.  Table of Contents, Headings. Etc . . . . . . . . . . . .   63


EXHIBIT A   Form of Note  . . . . . . . . . . . . . . . . . . . . . . . .  A-1


- ----------------------------------

Note:   The Table of contents shall not for any purposes be deemed to be a part of the Indenture.